                                                                   EXHIBIT 99.17

                            MASON STREET FUNDS, INC.

                            ____________________ FUND

     The undersigned  shareholder of the  _______________  Fund (the "Fund"),  a series of Mason Street Funds, Inc. (the "Company"), hereby appoints ____________
and  _____________,  and  each  of  them,  the  attorneys  and  proxies  of  the undersigned,  with full power of substitution, to vote, as indicated herein, all of the  shares  of  common  stock  of the  Fund  standing  in  the  name  of the undersigned  at the close of business on January 20,  2006,  at a Joint  Special
Meeting of  Shareholders  to be held at 720 East  Wisconsin  Avenue,  Milwaukee,
Wisconsin,  on March 15,  2006 at 10:00 a.m.  Central  Time,  and at any and all
adjournments  thereof,  with all of the powers the undersigned  would possess if then and there  personally  present and  especially  (but  without  limiting the general  authorization  and  power  hereby  given) to vote as  indicated  on the proposal,  as more fully  described  in the Proxy  Statement/Prospectus  for the meeting.

     Please mark boxes in blue or black ink.

1.   To  approve  an  Agreement  and  Plan  of  Reorganization   (the  "Plan  of
     Reorganization")  providing for (i) the acquisition of the Fund's assets by
     ______________  (the "Acquiring  Fund") solely in exchange for an aggregate value of a  corresponding  class of newly issued shares of capital stock of the  Acquiring  Fund equal to the net asset  value of the Fund's  assets as calculated,  solely for purposes of the Reorganization,  using the policies
     and  procedures  used  by  the  American  Century  Funds   ("Reorganization
     Valuation"),  and  (ii)  the  subsequent  distribution  by the Fund of such shares to its  shareholders  in liquidation of the Fund. A vote in favor of this proposal  will  constitute a vote in favor of the  termination  of the
     Fund as a series portfolio of Mason Street Funds, Inc.

     FOR                               AGAINST                          ABSTAIN

2.   In their  discretion,  the proxies are  authorized  to vote upon such other business as may  properly  come before the meeting,  or any  adjournment(s)
     thereof.

                       THREE EASY WAYS TO VOTE YOUR PROXY

1.   TELEPHONE : Call 1-800-________ and follow the recorded instructions.

2.   INTERNET  :  Log  onto   _____________.com   ,  and   follow  the   on-line
     instructions.

3.   MAIL  :  Vote,   sign  and  date,  and  promptly  return  in  the  enclosed postage-paid envelope.

If you are voting by Telephone or Internet,  do not return your proxy card, keep it for your files.

THIS PROXY IS SOLICITED BY THE  COMPANY'S  BOARD OF DIRECTORS  AND WILL BE VOTED
FOR THE ABOVE PROPOSAL UNLESS OTHERWISE INDICATED.

Signature(s) must be exactly as name or names appearing on this proxy. If shares are held  jointly,  each  shareholder  must sign.  If  signing  is by  attorney, executor, administrator, trustee or guardian, please give full title. By signing this proxy card, receipt of the accompanying  Notice of Joint Special Meeting of
Shareholders and Proxy Statement/ Prospectus is acknowledged.

      Dated: ________________________

      _______________________________
      Signature(s)

      _______________________________
      Signature(s)

Sign, Date and Return the Proxy Card
Promptly Using the Enclosed Envelope